Exhibit 10.7

EIGHTH AMENDMENT TO LEASE

Legacy Huron, LLC, LESSOR and

Allurion Technologies, Inc., LESSEE

Reference is hereby made to a Lease dated June 15, 2016, as amended by the “First Amendment” to Lease dated as of November, 2016, as amended by the “Second Amendment” to lease dated March 20, 2017, as amended by the “Third Amendment” to Lease dated June 21, 2017, as amended by the “Fourth Amendment” to lease dated August 27, 2017, as amended by the “Fifth Amendment” to lease dated October 30, 2017, as amended by the “Sixth Amendment” to lease dated August 30, 2021, as amended by the “Seventh Amendment” to lease dated February 6, 2023 hereinafter referred to as the “Lease”, between Legacy Huron, LESSOR and Allurion Technologies, Inc., LESSEE .

On this the _20 day of June, 2025 both parties agree to amend the Lease as follows:

1.
The Lessee currently occupies Suite 200/201 consisting of 9,909 Square feet.

2.
Effective August 1st, 2025 the base rent shall be adjusted to $21.00/sf ($17,340.75.mo).
3.
The lease is hereby extended for one (1) twenty-seven (27) month period from December 1, 2025, to February 28, 2028. Monthly Rent for the Extension Period shall be as follows:

Lease Periods	Per Month	Per Year	$/SF
12/1/2025-11/30/2026	$17,340.75	$208,089.00	$21.00
12/1/2026-11/30/2027	$18,166.50	$217,998.00	$22.00
12/1/2027-2/28/2028	$18,166.50		$22.00

4.
Effective 12/1/2025, electricity charges will be $2.00 per square foot, or $1,651.50 per month, due with the monthly Rent, on or before the 1st of each month.
5.
Effective 12/1/2025, the Base Years shall reset to the following:

a.
Real Estate Taxes: Fiscal Year 2025
b.
CAM: Calendar year 2025

Landlord agrees to cap the controllable expenses to no more than a 5% year over year increase.

6.
The Lessor and Lessee acknowledge they have only dealt with Commercial Property Advisors on this transaction who shall be paid under a separate agreement by the Lessor and each party agrees to hold the other harmless for any other claims relating thereto.
7.
The Lessee will accept the Premises in its “as-is” condition.

8.
In all other respects, the Lease shall remain in full force and effect and is hereby ratified by both parties.

IN WITNESS WHEREOF, the LESSOR and LESSEE UNDER DUE AUTHORITY

have hereunto set their hands and common seals on this date June _20 , 2025.

LESSOR: /s/ Michael L. Price LESSEE: /s/ Ojas Buch

Legacy Huron, LLC Allurion Technologies, Inc

By: Michael L. Price By: Ojas A. Buch

Title: Manager Title: COO

During the first year of the extension term (calendar 2026), there will be no tax and operating expense increase passed to the tenant.